EXHIBIT 10.14

To:	Fiduciary Trust Company International

CUSTODY AGREEMENT FOR ACCOUNT ENTITLED

“                                                                                                                  ”

1.	Custody Account. We appoint you to be the agent for the undersigned entity (referred to as “we” or “us”) to act as custodian of a Custody Account (“Account”) in the name specified above and receive and hold all assets and cash, including but not limited to the proceeds from the sale of such assets, and the income attributable to such assets, that are delivered to you for the Account (“Account Assets”). We will deliver to you only assets owned solely by us, and will advise you of the cost, date and manner of acquisition of any additional assets contributed to the Account.

2.	Custody of Account Assets. Subject to our right to give instructions with respect to the Account as described in Section 3 of this Custody Agreement (the “Agreement”), we authorize you, in your discretion:

(a)	to hold cash and hold any issue of securities in the Account with securities of the same issue of your other clients, and deposit Account Assets (whether in “book entry” or physical form) with any domestic or non-US bank, broker or dealer, or securities depository, as your sub-custodian, in nominee name or otherwise;

(b)	with respect to trades reported on the Account’s behalf through Depository Trust Company (“DTC”), to accept instructions from DTC (whether in a DTC report or otherwise) as though they were given by us or our Investment Manager, as defined in Section 3;

(c)	to execute any documentation as the Account’s agent and attorney-in-fact, in furtherance of the rights and obligations set forth in this Agreement, as you may deem necessary, including but not limited to signing the Account’s or our name, as the case may be, (1) on any securities registered in the Account’s or our name, respectively, in order to sell them or enable them to be deposited as authorized above, (2) on any documents necessary to establish your security interest under Section 7, and (3) on all necessary certificates of ownership or other instruments required by an issuer, depository or governmental authority under applicable law or regulation, including but not limited to documents pertaining to tax reclamation, and authorize your sub-custodians to do likewise;

(d)	to use the “specific identification method” for allocating tax lots to a particular sale of securities in cases in which securities have been purchased at varying prices, unless the Account is tax exempt or we specifically request you to use another method of tax lot selection; and

(e)	to provide all necessary and applicable information to any “Investment Manager,” as defined in Section 3 of this Agreement, with respect to us, the Account and the Account Assets.

3.	Special Instructions. We authorize you to record telephone conversations related to the Account and to rely on oral or written instructions or notices when you receive them from any of our Authorized Persons, as defined in Section 5(i), or from such person(s) as we may designate to you in writing as the manager(s) of the Account (“Investment Manager”). We agree that, upon your request, the Investment Manager or we will confirm in writing any oral instruction given to you as soon thereafter as possible. You shall be under no duty to make any investigation or inquiry as to any statement contained in any oral or written instruction given and, unless and until specifically advised otherwise, you may accept the same as conclusive evidence of the truth and accuracy of the statements contained therein. You agree to comply with the following special instructions:

(a)	invest otherwise un-invested Account Assets on an overnight or short term basis, at the Account’s risk, in one or more of the following investments: (1) deposit accounts, including your own or those of any of your Affiliated or Subsidiary Companies, as defined in Section 10, (2) any money market mutual fund, selected by us or our Investment Manager, for which you or any of your Affiliated or Subsidiary Companies may act as investment adviser or custodian, and/or (3) any money market mutual fund, selected by us or our Investment Manager, with respect to which you may receive compensation for performing distribution or shareholder servicing functions (such compensation being commonly referred to as “12b-1 fees”);

(b)	you are authorized, as follows: (i) to accept into custody hedge funds and other private equity investments that are not publicly traded (“Alternative Investments”), (ii) to receive valuations of the Alternative Investments from the custodian or manager of the hedge fund or from the manager or sponsor of the private equity investment, as the case may be (each, a “Third-Party Valuation Source”), (iii) to rely on the valuations you receive from the Third Party Valuation Sources as accurate assessments of the value of each Alternative Investment, and (iv) to report such valuations in all account statements, appraisals and reports that you render, prepare or are otherwise required to file, including, without limitation, any reports that you may be required to file with the Internal Revenue Service; and

(c)

Notwithstanding the foregoing, we agree that these special instructions shall continue to be effective until canceled or modified by the Investment Manager or by us in a subsequent writing delivered to you.

4.	Administrative Provisions.

(a)	Income. Please remit income as follows:

(b)	Shareholder Servicing Compensation. We acknowledge that you may receive compensation from investment advisers or distributors of mutual funds, including money market funds, for performing shareholder servicing functions that such investment advisers or distributors would otherwise have to perform themselves. If any Account Assets are invested in such funds, you are authorized to receive this compensation.

(c)	Maturities and Other Rights. You are authorized to present bonds for payment when due and, to the extent practicable, sell fractional shares issued in connection with any stock dividends.

(d)	Purchase and Sales. Whenever possible, please effect such Account trades as our Investment Manager or we direct from time to time. You may, but are not required to, advance funds for such purchases if there are insufficient funds in the Account. You will not effect any sales or exchanges unless the subject securities are in your custody and in good deliverable form. You may place Account trades with any broker or dealer, including any of your Affiliated or Subsidiary Companies, which brokers and dealers are entitled to receive compensation out of Account Assets for their services.

(e)	Foreign Exchange. You are authorized to purchase, sell, exchange, convert and otherwise execute non-US currency transactions in the spot or forward market, as instructed by us or our Investment Manager as agent, or as principal, at the market rate, as determined by you at your discretion.

(f)	Statements. You agree to send us monthly statements of principal and income transactions and a list of Account Assets, in written form or in any other form that you choose to make available. Statements of Account Assets and of transactions shall serve as conclusive proof of assets received by you in the Account and of transactions entered into in the Account unless we object in a writing received by you within 30 days of statement mailing or other transmission. Statements shall be governed by, and read in accordance with the Important Disclosures attached to this Agreement as Appendix 1. Assets will be valued as determined by you in good faith, based on information provided to you as described in the Important Disclosures, which may include, without limitation, from publicly available market quotations provided to you or from a Third Party Valuation Source. For purposes of all reports made by you, any non-US securities denominated in non-US currencies will be valued in the Account’s base currency, which will be in United States dollars unless you and we agree otherwise. We agree to accept any form of communication transmitting such information.

(g)	Shareholder Disclosure. You may disclose the Account’s or our name, address and security position when requested to do so by any issuer of securities held in the Account, unless we indicate that you may not (unless required by law) by marking the box ☐.

(h)	Tax Reclamation. We acknowledge that our inability to provide you with evidence that we are exempt from taxation in any given jurisdiction may limit your ability to invest in such jurisdiction without subjecting the Account to withholding tax, may prevent effective tax reclamation on behalf of the Account, should you so invest, and, consequently, may influence your decision whether or not to invest in such jurisdiction.

5.	Representations and Warranties. We hereby acknowledge, represent and warrant to, and agree with you, as follows:

(a)	Client Assets. We are the sole owner of all Account Assets and (1) there are no restrictions on the transfer, sale or public distribution of any such Account Assets and (2) no option, lien, charge, security or encumbrance exists over such Account Assets, except as described to you in writing.

(b)	Authority. All authority given to you under this Agreement will remain in effect until changed or terminated by us in writing. You may give a copy of this Agreement to any broker, dealer or other party to a transaction, as evidence of your authority to act on the Account’s behalf.

(c)	Understanding of Terms. We have reviewed, either alone or with our independent agent, and understand the matters set forth in this Agreement. We have received all information that we deem necessary or desirable in connection with our decision to enter into this Agreement.

(d)	Compliance with Anti-Money Laundering Laws. To comply with United States anti-money laundering laws and regulations, we represent as follows:

(1)	The Account Assets were not, and are not, directly or indirectly derived from activities that may contravene United States federal, state or international anti-money laundering laws or regulations to the extent that any such laws or regulations may be applicable to us.

(2)	If we are acting as agent or nominee for the beneficial owners of the Account Assets, we have adopted anti-money laundering policies and procedures with which we are in compliance.

(3)	If we are a non-US bank, we are not operating under an offshore banking license, which as a condition of our license, prohibits us from conducting banking activities with the citizens of, or in the local currency of, the jurisdiction that issued such license.

(4)	We have not been formed by, or for the benefit of, any individual described below; and none of the Authorized Persons, identified to you from time to time in accordance herewith, is an individual described below:

(A)	a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a non-US government (whether elected or not), or

(B)	a senior official of a major non-US political party, or

(C)	a senior executive of a non-US government-owned commercial enterprise, or

(D)	an immediate family member of any of the individuals described in subsections (A) through (C) above, or a person known to maintain a close personal or professional relationship with any such individuals.

For purposes of this representation, “senior official or executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; “immediate family” includes a spouse, parents, siblings, children, and a spouse’s parents or siblings.

(5)	We acknowledge that Federal law requires that you obtain, verify and record information and documents to identify the persons opening new accounts. For natural persons, this may include, without limitation, name, address, date of birth, and social security numbers, as well as government-issued photo identification, and for clients, other than natural persons, tax identification numbers and documents evidencing formation (e.g., Articles of Incorporation). We further acknowledge that you may also screen such names against various databases to verify identity.

(6)	We agree to provide you with information and documentation relating to our organizational structure, beneficial ownership, source of funds and Authorized Persons, including any changes relating thereto, whenever such changes occur, or if there are no such changes, upon request by you.

(e)	Changes to Account or Representations in Agreement. We will promptly notify you in writing of: (1) any change to the Account of which you would not otherwise have knowledge; and/or (2) any occurrence that results, or threatens to result, in any representations by us contained in this Agreement becoming false, misleading or incomplete.

(f)	Notice of Certain Events. We or our successor or legal representative, as the case may be, shall promptly notify you in writing of our dissolution, termination, merger, bankruptcy and/or the occurrence of any other event which might affect the validity of this Agreement or your authority under this Agreement. All directions given and actions taken or omitted by you prior to the time that such notice is given to you and which would otherwise be appropriate under the terms of this Agreement shall be binding upon us and any successor or legal representative thereto. Neither we nor any successor or legal representative thereto shall hold you liable for any loss, damage or liability arising out of or based upon any action taken or omitted by you in accordance with this Section 5(f).

(g)	Authority to Enter Into Agreement and of Signatory. We have full authority and power to engage you under the terms and conditions of this Agreement and to execute, deliver and perform this Agreement without the need for any governmental or other authorizations, approvals or consents. Any individual whose signature is affixed to this Agreement on our behalf has full authority and power to execute this Agreement on our behalf. Any such individual and/or we shall promptly notify you in writing of any event that could reasonably be anticipated to affect any such individual’s authority under this Agreement.

(h)	Binding Obligations. We represent that your engagement by us pursuant to the terms of this Agreement constitutes our legal, valid and binding obligation, and does not violate our constituent documents, any other material agreement, order or judgment of any court or governmental authority, or any law applicable to us. We further represent that all trades directed hereunder by us or our Investment Manager are within our power to enter into and have been duly authorized, and that when you enter into such trades on our behalf and they are binding against a counterparty, they will constitute our legal, valid, and binding obligations.

(i)	Organizational Documents. We represent that you have been furnished a true and complete copy of such documentation, as amended to date, that establishes and evidences our organization as a legal entity and our authority to retain you. We will furnish promptly to you any amendments to such documentation, and we agree that, if any amendment affects your rights or obligations, such amendment will be binding on you only when you agree in writing. If the Account contains only part of our investment assets, we understand that you will have no responsibility for the diversification or concentration of all of our investments, and that you will have no duty, responsibility or liability for assets that are not in the Account.

(j)	Corporations, Partnerships and Other Entities. We represent that the individual(s) specified below in subsections (1) and (2) of this Section 5(i) are authorized to certify to you from time to time those persons who are duly authorized to act for us under this Agreement (“Authorized Persons”) and those persons or entities who are our shareholders, partners or members. We agree to notify you promptly in writing of any changes in the information specified below or on the Exhibits referred to below and attached hereto. We further represent as follows:

(1)	Corporations. If we are a Corporation:

(A)	Our President, Secretary or Chief Financial Officer listed on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(B)	We have not issued bearer shares.

(C)	If we have five or fewer shareholders, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	Check as applicable:

☐ we are incorporated under the laws of                      as a for-profit corporation; or

☐ we are incorporated under the laws of                      as a not-for-profit corporation.

(2)	Partnerships and Other Entities.

(A)	If we are a partnership, an Authorized Person is any one of the general partners named on the attached Certification of Authorized Persons (Exhibit A).

(B)	If we are an entity other than a corporation or partnership, the officer specified on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(C)	If we are a partnership or other entity, other than a corporation, and have five or fewer partners or members, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	If we are a partnership or other entity, other than a corporation, we were formed under the laws of .

(3)	Our taxable (or fiscal year) ends .

(4)	We are not required to be registered under the United States Investment Company Act of 1940, as amended.

(k)	Non-US Entities. If we are a non-US entity including but not limited to a corporation or partnership formed under the laws of a country other than the United States, we further represent as follows:

(1)	We have checked here ☐ if we meet any of the criteria under Test I on Exhibit C hereto; and we have checked here ☐ if we meet any of the criteria under Test II on such Exhibit C.

(2)	We are not a dealer in stocks or securities and we do not have our principal office in the United States, nor are we otherwise engaged in trade or business in the United States.

(l)	Investment Manager. We have ☐ have not ☐ duly appointed an Investment Manager, as our agent and attorney-in-fact, to give instructions to you with respect to the Account, pursuant to a legally binding agreement between us. If so, the Investment Manager is .

We will notify you immediately if such power and authority is revoked and will provide the name and other relevant information with respect to the new Investment Manager, if any.

We agree to notify you promptly in writing of any changes in the information specified herein.

6.	Repayment of Debts; Payment of Interest. We agree to repay you whether or not demand is made (a) the amount of any overdraft or other amounts (including but not limited to fees) owed by us, or charges or liabilities advanced or incurred by you, a sub-custodian, or nominee in connection with the Account (including but not limited to attorney’s fees) or any other account that we maintain with you, and (b) interest thereon at the rate then charged by you to your investment management clients on demand notes, as that rate may change from time to time (collectively, “Debts”). You may charge the Account, or any other account that we may then have with you, for any Debts.

7.	Grant of Security Interest. To collateralize our obligations to repay any Debts, by signing this Agreement we grant you a continuing security interest in the Account Assets and the assets in any other account (including, but not limited to, cash, certificated and uncertificated securities and other financial assets) that we maintain with you in the same legal capacity at any time that any Debts are outstanding (“Collateral”). You may apply any cash, or sell any other Collateral and apply the proceeds to repayment of the Debts and related expenses. We agree that you will have all the rights of a secured creditor that are provided by New York law and that you may assign any such rights.

8.	Your Responsibilities. Your responsibilities are solely as stated in this Agreement. Specifically, we agree that, except as may otherwise be provided by law, you shall not be liable for:

(a)	any loss that the Account may suffer by reason of any transaction or other action taken or omitted in good faith and with that degree of care under the circumstances then prevailing that a reasonable person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims;

(b)	any loss, expense or other liability (including but not limited to attorneys’ fees) arising or incurred by you as a result of your compliance with our instructions or those of our Investment Manager, reasonably and in good faith believed by you to be genuine;

(c)	any act or failure to act by any broker or other person with whom you or the Account may deal in connection with the subject matter of this Agreement; or

(d)	any failure or delay in performance of any obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond your reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotages; epidemics; riots; interruptions, loss or malfunctions of utility, transportation or communication service; accidents; labor disputes; acts of civil or military authority; governmental actions and inability to obtain labor, material, equipment or transportation.

We understand that securities, mutual funds and other non-deposit investments are not deposits or other obligations of, or guaranteed by you or any other bank, are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency, and are subject to investment risk, including possible loss of principal amounts invested.

9.	General Indemnification. We agree to indemnify you to the fullest extent permitted by law for any expense or liability (including, without limitation, attorneys’ fees and related charges and expenses) incurred by you with respect to the Account when acting in accordance with this Agreement or to enforce this Agreement or any part thereof, including, without limitation, this Section 9, and Section 3 relating to your reliance on or reporting of valuations of Alternative Investments, which may prove to be untimely, incomplete or inaccurate, whether understated or overstated.

10.	Conflicts. Nothing in this Agreement shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, to engage in any other business or to render custody services or services of any kind to any other client directly or through any Affiliated or Subsidiary Companies. We acknowledge that you or your Affiliated or Subsidiary Companies may obtain and keep profits, commissions and fees in connection with activities for other clients and from their own accounts. For purposes of this Agreement, “Affiliated or Subsidiary Companies” are those operating companies and investment entities, directly or indirectly controlled by, or under common control with, you or your parent company, Franklin Resources, Inc., and whether using the name Fiduciary, Templeton, Franklin, FTI or any other name.

11.	Proxies and Other Legal Notices. You are authorized to dispose of proxies and other requests received to take corporate action with respect to any securities in the Account as follows: .

You shall not be expected or required to take any action with respect to lawsuits involving securities presently or formerly held in the Account, or the issuers thereof, including class action suits and actions involving bankruptcy. Notwithstanding the above, in the case of class action suits involving issues held in the Account, you may include information about the Account for purposes of participating in any settlements, whether or not we have authorized disclosure of any information in Section 4(g) hereof.

12.	Use of Affiliated or Subsidiary Companies. You may delegate all or part of your duties under this Agreement to any Affiliated or Subsidiary Company.

13.	Custody Fees. For your services under this Agreement, we authorize you to charge the fees and charges as set forth in the Fee Schedule attached to this Agreement, as that schedule may be amended from time to time by agreement by both parties to this Agreement. You may charge % against income and % against principal; or to the extent that the income is insufficient to cover the percentage of fees and charges indicated, then the balance thereof is to be charged against principal.

14.	Confidential Relationships. All information and recommendations furnished by either party to the other shall at all times be treated in strictest confidence and shall not be disclosed to third persons, except as may be permitted by law or regulation, or except upon the prior written approval of the other party to this Agreement.

15.	Communications. All Account documents and other instructions or notices required to be in writing shall be deemed duly given when delivered in person or sent by first-class mail, postage prepaid, overnight courier, or confirmed facsimile, with original to follow, to us at our address below, or to you addressed as follows:

Fiduciary Trust Company International

600 Fifth Avenue

New York, New York 10020

Either party may, by written notice given at any time, designate a different address for the receipt of Account documents, instructions or notices due under this Agreement.

16.	Optional Additional Services. You are authorized to charge the Account additional compensation, based on the amount of work involved, for the services checked below (if any):

☐	Annual statement of income classified for federal income tax purposes, and a schedule of security transactions for the calendar year showing gains and losses, if the income tax costs and dates of acquisition are available

☐	Complete appraisal of Account Assets with current values, tax costs, if available, and estimated income

☐	Preparation of income tax returns

17.	Optional Investment Strategies. You are authorized in your discretion on our behalf, as our agent, to enter into the transactions checked below, if any, with such counterparties to be selected by you; and in furtherance thereof, to negotiate, execute and deliver to such counterparties appropriate agreements on terms acceptable to you and perform any administrative duties required.

☐	Transactions relating to securities lending

☐	Transactions relating to repurchase agreement transactions

☐	Other:

If requested by you, we agree to sign and deliver to you for further delivery to such counterparties, if any, such documents as we may reasonably be required to deliver for you to carry out the transactions checked above.

18.	Right of Set-off. We agree that you have a right of set-off against any of our funds that are held by, or on deposit with, you in the Account or any other account that we maintain with you in the same legal capacity at any time that any Debts are outstanding. To enforce this right, you may use any of our funds that are on deposit with you or held by you to repay any Debts that are outstanding.

19.	Entire Agreement; Amendment; Termination. This Agreement sets forth and restates the entire understanding of the parties with respect to the Account and replaces all previous agreements, understandings and communications, oral or written. It can only be amended by both parties in writing, except that, if you send us notice of an amendment, it will become effective thirty days later unless we object in writing within that time. We may terminate this Agreement at any time by written notice to you. You may terminate it on thirty days’ written notice to us. Sections 5, 6, 7, 8, 9, 13, 14, 15, 18, 19 and 20 shall survive the termination of this Agreement. Upon termination you will have no further obligations hereunder, provided that any liability under this Agreement of either party to the other shall survive and remain in full force and effect with respect to transactions that have been initiated, but not completed, and with respect to any other claim or matter of which either of the parties has given the other written notice prior to such termination, until such liability has been finally settled (except that you will be entitled to your fees, prorated to the date of termination). If liquidation of any part of the Account is necessary or desired by us, you will do so in an orderly manner and, after settlement of all amounts outstanding from the Account, you will transfer such liquidated assets and any other remaining Account Assets to us or in accordance with our instructions.

20.	Governing Law. This Agreement will be governed by the laws of the State of New York without regard to any laws that might otherwise apply under principles of choice of law or conflicts of law.

21.	Severability. The provisions of this Agreement are severable. If any provision, or part thereof, is determined to be void, voidable, illegal or invalid, the remaining provisions of this Agreement, including parts thereof, if applicable, shall continue to be valid and enforceable.

Name of Legal Entity

By:
Signature

Name and Title (Please Print)

Address

AGREED:	City State Zip Code
FIDUCIARY TRUST COMPANY
INTERNATIONAL
Telephone
By:
Signature

Name and Title (Please Print)

Date:

Fiduciary Trust Company International

EXHIBIT A

CERTIFICATION OF AUTHORIZED PERSONS

UNDER THE CUSTODY AGREEMENT

FOR ACCOUNT ENTITLED

“                                                                                                                                                                                ”

I certify, as the                                          (specify title; e.g., general partner [of a partnership]; president, secretary [of a corporation]; managing member [of an LLC]), that the following persons are “Authorized Persons” under the Agreement. If box is checked  ☐, complete shaded fields.

NAME	TITLE	TAX ID NO.	SPECIMEN SIGNATURE

Name of Legal Entity (Please Print)

By:
Signature

Name and Title (Please Print)

Date:

Fiduciary Trust Company International

EXHIBIT B

CERTIFICATION OF OWNERSHIP

of                                          (the “Company”)*

*Insert Name of Company above signature line below

Part A.

The undersigned hereby certifies on behalf of the Company:

1.	As of the day of , 200 , the Company’s books and records reflect that those listed below are the sole holders and beneficial owners of the Company’s issued and outstanding shares or ownership interests:

Name of Holder of Ownership Interests (“Owner”)* (e.g., Shareholder / Partner / Member)	Residential Address

*	Complete Part B for each Owner that is a “Fiduciary Account” (e.g., Trust, Estate, Uniform Transfers to Minors Act Account, etc.)

2.	For any Fiduciary Account specified above, the funder, each beneficiary to whom income or principal is currently distributable, and each acting trustee, executor, custodian (under the Uniform Transfers to Minors Act), and other fiduciary, together with the legal capacity and residence of each, are listed in Part B.

Part B.

Name of Person	Legal Capacity	Legal Residence (City and State)

Insert name of Company

By:
Signature
Name:
Please print
Title:

Fiduciary Trust Company International/

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C

TO THE CUSTODY AGREEMENT

FOR ACCOUNT ENTITLED

“                                                                                                                                                                   ”

U.S. federal law places certain restrictions on non-US ownership of any interest in oil and gas leases on federal (U.S.) land and on non-US control of United States shipping and communications companies. In connection with such securities that are or may be held in a client’s account, Fiduciary must certify to issuers or to domestic depositories where the securities may be held (e.g., Depository Trust Company (“DTC”)) whether the client meets any of the criteria set forth in either Test I or Test II.

TEST I

For purposes of shipping and communications companies, do you meet any of the following criteria?

(a)	Any individual person who is not a United States citizen;

(b)	Any non-US government;

(c)	Any corporation, the president, chief executive officer, chairman of the board of directors or other executive officer of which is not a United States citizen, or of which more than a minority of its directors necessary to constitute a quorum or more than a minority of its directors are not United States citizens;

(d)	Any corporation organized under the laws of any non-US government;

(e)	Any corporation of which more than one-fourth of its stock is owned beneficially or of record, or may be voted, by persons who are not United States citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by persons who are not United States citizens;

(f)	Any partnership or association which is controlled by persons who are not United States citizens; or

(g)	Any person (including any individual, partnership, corporation or association) who acts as representative of, or fiduciary for, any person described in clauses (a) through (f) above.

Fiduciary Trust Company International/

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C (cont’d)

TO THE CUSTODY AGREEMENT

FOR ACCOUNT ENTITLED

“                                                                                                                                                                   ”

TEST II

For purposes of ownership interests in oil and gas leases on federal (U.S.) land, do you meet any of the following criteria?

(a)	Any individual person who is not a citizen of the United States;

(b)	Any association (including a partnership, joint tenancy and tenancy in common) organized or existing under the laws of any government outside the United States or any state or territory thereof, or of which any members are not citizens of the United States;

(c)	Any corporation organized under the laws of any government outside the United States or any state or territory thereof, or of which corporation, to the best of its knowledge, more than 5% of the voting stock, or if all of the voting stock, is owned or controlled by citizens of countries that deny to United States citizens privileges to own stock in corporations holding oil and gas leases similar to the privileges of non-United States citizens to own stock in corporations holding oil and gas leases on federal lands; or

(d)	Any person otherwise not qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time.

APPENDIX 1

IMPORTANT DISCLOSURES BY FIDUCIARY TRUST

Although the Account statements contain information from sources considered reliable, neither Fiduciary Trust Company International (“Fiduciary Trust”) nor any of its subsidiaries, affiliates, or vendors makes any representations or warranties, express or implied, concerning the accuracy, completeness or timeliness of such information. The Account statements should be examined carefully. Any errors or inquiries should be communicated to the portfolio manager, relationship manager or account officer immediately.

Fiduciary Trust has, without any independent verification, assumed that any information that has been provided to it is accurate and complete. Any changes in the client’s financial situation, investment objectives, or any modification of any reasonable restrictions to the management of the account should be communicated to the portfolio manager, relationship manager or account officer.

As portfolio holdings are subject to change, specific holdings mentioned may or may not be in the Account from time to time.

Account value is a snapshot of the estimated value of the Account (excluding accruals) based on the price at the close of trading of the market on which an asset is traded prior to close of business on the last day of the Account statement period, including cash and the market value of the holdings (where available and as described below). It reflects all deposits received and withdrawals/deductions (e.g., applicable transaction fees, custody fees, account expenses) Fiduciary Trust has posted to the Account during that period. It does not reflect the outstanding balance of any loans that Fiduciary Trust has issued to you nor does it reflect the value of any banking/checking accounts maintained with Fiduciary Trust outside the investment account.

All quotations and income estimates are expressed in U.S. dollars (or the account’s designated base currency, if other than USD), which currency is referred to as “the base currency.” Non-USD currency denominated par value is indicated in the security description by ( ) containing the appropriate currency symbol.

Asset positions are established and reflected on trade date. Outstanding payable and receivable information is provided in the “Short Term” section.

Market value information (including, without limitation, prices, accrued income, currency exchange rates and values for certain direct investments which may be held by a third party, such as interests in certain limited partnerships) and other information furnished in this Statement are based on data obtained from one or more third party vendors, including, without limitation, Third Party Valuation Sources. Fiduciary Trust shall have no responsibility for the accuracy and timeliness of any such data obtained from third party vendors.

Subtotals displayed in the “% of Market Value” columns for both equity and fixed income holdings are subject to rounding differences.

Equity securities are valued at the closing price at the close of trading on the market on which an asset is traded immediately prior to close of business on the last banking business day of the Account statement period. If a closing price is unavailable, the last trade information is used.

Fixed income securities are valued at the most recent available mean price on the relevant primary financial market prior to close of business on the last banking business day of the Account statement period. If a closing price is unavailable, the last trade information is used.

Exchange-traded futures and options are valued at the most recent available mean price on the relevant exchange prior to the close of business on the last banking business day of the Account statement period.

Market values exclude income accrued before payable date. From payable date onward, uncollected income will be reflected under “income receivables” in the “Short Term” section.

Current market value of foreign exchange contracts is derived using forward replacement rates for the relevant time periods.

Over-the-counter currency option values are derived from information supplied by the original deal maker.

Market value of non-base currency denominated assets is determined by applying the closing foreign exchange rates as of the statement date. Non-base currency balances are accounted for using the average cost method. All assets are valued as of the Statement date and unrealized gains/losses result from the valuation difference between the acquisition cost and current market value.

Foreign exchange rates are used to determine value in the base currency equivalent as of the Account statement date for all non-base currency assets except for forward foreign exchange contracts.

Market value of non-base cash and pending currency balances is determined by applying the closing foreign exchange rates as of the Account statement date. Unrealized gains/losses result from the valuation difference between acquisition cost and market value.

Some assets may be valued at cost when no prevailing market exists. Assets for which component holdings are not readily available are presented as a single position, not broken down by their underlying holdings.

All cash receipts and disbursements transactions are reported in base currency equivalent. All non-base currency balances are accounted for using the average cost method. Currency equivalents are shown for informational purposes only. Such values may not be available in effecting actual currency conversions.

Spot foreign exchange contracts are executed to facilitate non-base currency transactions. Forward foreign exchange contracts may be executed to manage (hedge) currency exposure for non-base currency asset positions.

The base equivalent value of pending balances may change upon settlement based on the currency exchange rates at the time of settlement.

When available, bond ratings appear at the end of the security description: municipal bonds are rated by Moody’s, corporate and other bonds by Standard & Poor’s. Non-USD bonds generally are not rated in a manner consistent with U.S. practice.

Money Market Deposit Accounts (“MMDA’s”) are transferable only on Fiduciary Trust’s books; Fiduciary Trust may request seven days’ notice of withdrawals. The interest rate shown is that which was applied to the average MMDA balance for the month ending on the Account statement date. Estimated MMDA income assumes that the interest rate (which Fiduciary Trust may adjust in its discretion from time to time) will remain in effect for the next year and settlement of all pending transactions.

For taxable accounts, the income and realized capital gain/loss information may not be all inclusive and has not necessarily been verified. In addition, for purposes of computing gains and losses on limited partnership interests, the cost basis of any master limited partnership has not been adjusted to reflect the current capital account. This section may include information furnished by or on behalf of the client, including, without limitation, by a Third-Party Valuation Source. Consultation with a tax advisor may be advisable.

Realized and Unrealized Gains and Losses information is provided for informational purposes only. Fiduciary Trust recommends that a tax advisor be contacted to determine the appropriate information to be used in the preparation of any tax return. Fiduciary Trust selects highest cost securities to sell first unless other securities are chosen by the portfolio manager or another selection method is designated by the client. This Gain and Loss summary is not a substitute 1099 (or any appropriate tax form.) Any change in the accounting method Fiduciary Trust applies to the Account should be communicated to the portfolio manager, relationship manager or account officer.

Historical market values (on the Customized Summary of Accounts page): Graph that depicts the 3-year quarterly historical market values of securities in the principal portfolio. For accounts not yet active three years, the earliest point is the inception date.

An explanation of the terms used in the Account statement can be found in the Statement of Accounts Guidebook and online at www.fiduicarytrust.com, or a term used herein may be as defined in the attached Fiduciary Trust Custody Agreement, but only to the extent that it is not inconsistent with any explanation found in the Statement of Accounts Guidebook. Inquiries may also be made to the portfolio manager, relationship manager or account officer.

Outside Affiliations: From time to time, officers, directors and employees of Fiduciary Trust serve as officers and directors of entities not otherwise affiliated with Fiduciary Trust (“Outside Companies”). No such person provides non-public information to Fiduciary Trust about the Outside Company with which he or she is affiliated, nor is such person involved in investment decisions for Fiduciary Trust clients regarding securities issued by such Outside Company.

Fiduciary Trust and its affiliates will receive, and may share, compensation for investment management services from each mutual fund managed by an affiliate of Fiduciary Trust (“Affiliated Fund”) in which the account invests. These arrangements are described in the prospectus and statement of additional information for each such Affiliated Fund.

Extent of FDIC Insurance. Securities, mutual funds and other non-deposit investments in the Account are subject to investment risk, including possible loss of principal amounts invested, are not deposits or other obligations of, or guaranteed by, Fiduciary Trust, and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Cash balances, if placed on deposit at Fiduciary Trust, are insured by the FDIC to the extent allowed under the Federal Deposit Insurance Act.

[FEE SCHEDULE TO BE INSERTED]

Fiduciary
Trust
International

PERMISSION TO USE YOUR NAME ON A REPRESENTATIVE CLIENT LIST

We frequently receive requests from prospective clients for a sample or representative list of clients invested in one of our investment styles or strategies. We would greatly appreciate your taking a moment to consider being included on such a list.

We wish to honor your preference with respect to releasing the name of your organization to any third-party entity. For this reason, we wish to obtain your permission prior to including your name on a representative client list. Please note that inclusion of your name on such a list does not constitute an endorsement by you of Fiduciary Trust Company International. In addition, in the event a prospective client asks us for additional contact information with respect to your organization, we will obtain your permission to do so prior to releasing any such information.

Please review and indicate your preference in the appropriate space below in the “Permission to Use Name” box. Should your preference change at a later date, simply let your Portfolio Manager know, and we will make the necessary changes.

Thank you for your time and consideration.

Permission to Use Name
You may use the name of our organization (but no contact or address information) in a representative or sample client list.

We prefer that the name of our organization not be used in any representative or sample client list.

[INSERT NAME OF CLIENT]

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